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                                    EXHIBIT 24

                                POWER OF ATTORNEY


             Asbestos  Settlement  Trust hereby appoints KEVIN E. IRWIN and GARY
P. KREIDER, or either of them, as its true and lawful attorney-in-fact to sign on its behalf and to file with the Securities and Exchange Commission any schedules or other filings or amendments thereto made by me pursuant to Section 13(d) of the Securities Exchange Act of 1934.

            IN WITNESS WHEREOF, Asbestos Settlement Trust has caused this Power of Attorney to be duly executed in its name and on its behalf this16th day of January, 1998.


                                          ASBESTOS SETTLEMENT TRUST

                                          By: /S/ Sharon M. Meadows
                                             ----------------------------
                                                Sharon Meadows